____________________________________________________________________________



                              LACLEDE GAS COMPANY


                                      TO

                             UMB BANK & TRUST, N.A.


                                    Trustee



                          __________________________


                       Twenty-Sixth Supplemental Indenture


                            Dated as of June 15, 2001



                          ___________________________

                              First Mortgage Bonds

                         6 5/8% Series due June 15, 2016



____________________________________________________________________________

                            TABLE OF CONTENTS

                                                                 Page
Parties......................................................... 1
Recitals........................................................ 1
           Previous Indentures.................................. 1
           Identity of the Company.............................. 9
           Identity of Trustee.................................. 9
           Outstanding Bonds.................................... 9
           Form of Fully Registered Bond........................ 10
           Form of Trustee's Certificate of Authentication...... 13
           Compliance with legal requirements................... 13
Granting Clause................................................. 13
Exception Clause................................................ 15
Habendum Clause................................................. 15
Exceptions, Reservations, etc................................... 15
Grant in trust.................................................. 15
Covenant Clause................................................. 16


                        ARTICLE I
                             DEFINITIONS

Section 1.1     Terms defined by reference...................... 16
Section 1.2     Trustee......................................... 16
Section 1.3     Original Indenture.............................. 16
Section 1.4     First Supplemental Indenture.................... 16
Section 1.5     Second Supplemental Indenture................... 16
Section 1.6     Third Supplemental Indenture.................... 16
Section 1.7     Fourth Supplemental Indenture................... 16
Section 1.8     Fifth Supplemental Indenture.................... 16
Section 1.9     Sixth Supplemental Indenture.................... 16
Section 1.10    Seventh Supplemental Indenture.................. 16
Section 1.11    Eighth Supplemental Indenture................... 17
Section 1.12    Ninth Supplemental Indenture.................... 17
Section 1.13    Tenth Supplemental Indenture.................... 17
Section 1.14    Eleventh Supplemental Indenture................. 17
Section 1.15    Twelfth Supplemental Indenture.................. 17
Section 1.16    Thirteenth Supplemental Indenture............... 17
Section 1.17    Fourteenth Supplemental Indenture............... 17
Section 1.18    Fifteenth Supplemental Indenture................ 17
Section 1.19    Sixteenth Supplemental Indenture................ 17
Section 1.20    Seventeenth Supplemental Indenture.............. 17
Section 1.21    Eighteenth Supplemental Indenture............... 17
Section 1.22    Nineteenth Supplemental Indenture............... 17









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                                                                 Page
Section 1.23    Twentieth Supplemental Indenture................ 17
Section 1.24    Twenty-First Supplemental Indenture............. 17
Section 1.25    Twenty-Second Supplemental Indenture............ 17
Section 1.26    Twenty-Third Supplemental Indenture............. 18
Section 1.27    Twenty-Fourth Supplemental Indenture............ 18
Section 1.28    Twenty-Fifth Supplemental Indenture............. 18
Section 1.29    The Mortgage.................................... 18
Section 1.30    Insurance Trustee............................... 18
Section 1.31    Insurer......................................... 18
Section 1.32    Policy.......................................... 18
Section 1.33    Hereof, hereunder, etc.......................... 18
Section 1.34    2016 Series..................................... 18


                         ARTICLE II
      CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND EXCHANGE OF
                        THE 2016 SERIES OF BONDS

Section 2.1     Creation and principal amount of the 2016 Series 18
Section 2.2     Date of Bonds................................... 19
Section 2.3     Denominations, etc.............................. 19
Section 2.4     Exchange of Bonds............................... 19
Section 2.5     Registration of Bonds........................... 19
Section 2.6     Temporary Bonds................................. 19
Section 2.7     Payment of Defaulted Interest................... 19
Section 2.8     Transfers or Exchanges of Bonds called for
redemption..................................... 20


                         ARTICLE III
                 REDEMPTION OF BONDS OF THE 2016 SERIES

Section 3.1     Circumstances in which redeemable............... 20
Section 3.2     Additional circumstances in which redeemable ... 20
Section 3.3     Notice of intention to redeem................... 20

                                ARTICLE IV
                   PARTICULAR COVENANTS OF THE COMPANY

Section 4.1     Maintenance and Improvement Fund................ 20
Section 4.2     Restrictions as to dividends.................... 21
Section 4.3     Earnings requirements for additional Bonds...... 21
Section 4.4     Postponement of interest........................ 23

                                ARTICLE V
                       SPECIAL INSURANCE PROVISIONS

Section 5.1     Consents required............................... 23
Section 5.2     Notices required................................ 24
Section 5.3     Other information............................... 24
Section 5.4     Defeasance...................................... 25
Section 5.5     Payment procedure............................... 25
Section 5.6     Trustee-related provisions...................... 26
Section 5.7     Interested party................................ 26

                               ARTICLE VI
                             MISCELLANEOUS

Section 6.1     Payments due on Sundays and holidays............ 27
Section 6.2     Provisions required by Trust Indenture Act of
                 1939 to control................................ 27
Section 6.3     Acceptance of Trust............................. 27
Section 6.4     This Indenture Part of Original Indenture....... 27
Section 6.5     Execution in any number of counterparts......... 27
Section 6.6     Date of execution............................... 27

            TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of June 2001 between LACLEDE GAS COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, having its principal place of business at 720 Olive Street, St. Louis, Missouri 63101, hereinafter sometimes called the "Company," party of the first part, and UMB BANK & TRUST, N.A., a national banking association organized under the laws of the United States, having its principal place of business and corporate trust office at Two South Broadway, St. Louis, Missouri 63102, hereinafter sometimes called the "Trustee," party of the second part.

           WHEREAS, there have heretofore been duly executed and delivered the following four indentures between the Company and Mississippi Valley Trust Company, to-wit:

               (a) An indenture of mortgage and deed of trust, hereinafter sometimes called the "Original Indenture," dated as of February 1, 1945, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6324 at Page 93 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2078 at Page 12 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 399 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 480 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 551 at Page 593 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 629 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 1 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 451 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 503 at Page 606 and is filed in the office of the Secretary of State of Missouri under filing number 26,557 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590088; and

               (b) A supplemental indenture, hereinafter sometimes called the "First Supplemental Indenture," dated as of December 1, 1946, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6562 at Page 528, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2268 at Page 273; and

               (c) A supplemental indenture, hereinafter sometimes called the "Second Supple-mental Indenture," dated as of March 15, 1948, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6687 at Page 467, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2327 at Page 357; and

               (d) A supplemental indenture, hereinafter sometimes called the "Third Supplemental Indenture," dated as of April 1, 1951, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7079 at Page 125 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2869 at Page 275; and

            WHEREAS, there have been heretofore duly executed and delivered four indentures between the Company and Mercantile Trust Company, to-wit:

               (a) A supplemental indenture, hereinafter sometimes called the "Fourth Supple-mental Indenture," dated as of December 1, 1954, which is recorded in the office of the Recorder of

Deeds of the City of St. Louis, Missouri, in Book 7458 at Page 400 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3342 at Page 34 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 477 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 574 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 721 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 183 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 632 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 1 and is filed in the office of the Secretary of State of Missouri under filing number 26,558; and

               (b) A supplemental indenture, hereinafter sometimes called the "Fifth Supplemental Indenture," dated as of May 1, 1957, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7731 at Page 152 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3766 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 494 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 611 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 38 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 220 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 38 and is filed in the office of the Secretary of State of Missouri under filing number 26,559; and

               (c) A supplemental indenture, hereinafter sometimes called the "Sixth Supplemental Indenture," dated as of July 1, 1960, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8087 at Page 55 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 4348 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 535 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 651 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 78 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 22 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 260 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 42 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 62 and is filed in the office of the Secretary of State of Missouri under filing number 26,560; and

               (d) A supplemental indenture, hereinafter sometimes called the "Seventh Supple-mental Indenture," dated as of June 1, 1964, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8506 at Page 215 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5410 at Page 399 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 342 at Page 2 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 697 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 124 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 46 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 306 and in the office of the

Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 89 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 90 and is filed in the office of the Secretary of State of Missouri under filing number 26,561; and

            WHEREAS, there have been heretofore duly executed and delivered eight indentures between the Company and Mercantile Trust Company National Association, to-wit:

               (a) A supplemental indenture, hereinafter sometimes called the "Eighth Supple-mental Indenture," dated as of April 15, 1966, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8678 at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5949 at Page 450 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 361 at Page 148 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 746 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 172 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 71 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 354 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 138 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 118 and is filed in the office of the Secretary of State of Missouri under filing number 28,645; and

               (b) A supplemental indenture, hereinafter sometimes called the "Ninth Supplemental Indenture," dated as of May 1, 1968, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8834 at Page 213 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6323 at Page 1904 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 389 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 498 at Page 408 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 790 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 216 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 94 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 398 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 183 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 145 and is filed in the office of the Secretary of State of Missouri under filing number 87,403; and

               (c) A supplemental indenture, hereinafter sometimes called the "Tenth Supplemental Indenture," dated as of May 15, 1970, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8988 at Page 52 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6456 at Page 132 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 396 at Page 560 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 554 at Page 79 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 829 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 255 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 114 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 436 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 223 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 168 and is filed in the office of the Secretary of State of Missouri under filing number 154,857; and

               (d) A supplemental indenture, hereinafter sometimes called the "Eleventh Supple-mental Indenture," dated as of March 15, 1972, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 9133 at Page 4 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6577 at Page 1993 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 401 at Page 706 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 620 at Page 157 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 435 at Page 23 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 210 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 640 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 282 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 78 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 265 and is filed in the office of the Secretary of State of Missouri under filing number 234,221; and

               (e) A supplemental indenture, hereinafter sometimes called the "Twelfth Supple-mental Indenture," dated as of March 15, 1974, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 40M at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6721 at Page 91 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 407 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 677 at Page 1445 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 465 at Page 976 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 210 at Page 255 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 598 at Page 683 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 237 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 84 at Page 117 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 535 at Page 540 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 127 at Page 149 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 58 at Page 731 and is filed in the office of the Secretary of State of Missouri under filing number 333,360; and

               (f) A supplemental indenture, hereinafter sometimes called the "Thirteenth Supple-mental Indenture," dated as of June 1, 1975, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 70M at Page 2061 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6796 at Page 1447 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 411 at Page 9 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 704 at Page 1739 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 481 at Page 292 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 124 at Page 225 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 624 at Page 359 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 242 at Page 234 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 86 at Pages 483-532 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 547 at Page 300 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 130 at Page 416 and in the
                                 4
office of the County Clerk of Wheeler County, Texas, in Trust Vol. 59 at Page 649 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 227328 in Mtg. Book 108 at Page 478 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 378628 in Mtg. Book 115 at Page 803 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 124894 in Mtg. Book 343 at Page 293 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 128419 in Mtg. Book 75 at Page 546 and is filed in the office of the Secretary of State of Missouri under filing number 397,857; and

               (g) A supplemental indenture, hereinafter sometimes called the "Fourteenth Supple-mental Indenture," dated as of October 26, 1976, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 108M at Page 131 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6907 at Page 1970 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 416 at Page 192 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 745 at Page 40 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 507 at Page 669 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 241 at Page 279 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 654 at Page 132 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 248 at Page 795 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 89 at Pages 694-700 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 565 at Page 57 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 315 at Page 146 and in the office of the County Clerk of Wheeler County, Texas, in the Deed Records Vol. 260 at Page 991 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 233001 in Mtg. Book 114 at Page 208 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 389929 in Mtg. Book 122 at Page 15 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 129850 in Mtg. Book 360 at Page 593 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 131795 in Mtg. Book 79 at Page 21 and is filed in the office of the Secretary of State of Missouri under filing number 479,397 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590089; and

               (h) A supplemental indenture, hereinafter sometimes called the "Fifteenth Supple-mental Indenture," dated as of July 15, 1979, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 202M at Page 1288 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7181 at Page 23 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 430 at Page 273 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 846 at Page 880 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 580 at Page 278 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 285 at Page 93 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 722 at Page 57 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 262 at Pages 709-770 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 98 at Pages 720-781 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 597 at Page 661 and in the office of the County Clerk of Beckham County, Oklahoma, in Misc. Record Book 385 at Page 230 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 273 at Pages 54-116 and in the office of the County Clerk of Blaine County, Oklahoma, in Book 325 Misc. Page 1 and in the
                                 5
office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 64 at Page 707 and in the office of the County Clerk of Lipscomb County, Texas, in the Deed of Trust Records, Vol. 196 at Page 607 and in the office of the County Clerk of Roberts County, Texas, in the Deed of Trust Records, Vol. 30 at Page 45 and in the office of the County Clerk of Hemphill County, Texas, in the Deed of Trust Records, Vol. 59 at Page 428 and in the office of the Clerk of the Court for St. Mary Parish, Louisiana, under Registry No. 141319 in Mtg. Book 402 at Page 2 and in the office of the Clerk of the Court for the DeSoto Parish, Louisiana, under Registry No. 417237 in Mtg. Book 136 at Page 524 and in the office of the Clerk of the Court for Sabine Parish, Louisiana, under Registry No. 246026 in Mtg. Book 128 at Page 86 and in the office of the Clerk of the Court for Red River Parish, Louisiana, under Registry No. 141470 in Mtg. Book 87 at Page 619 and in the office of the Clerk of the Court for Terrebonne Parish, Louisiana, under Registry No. 602396 and is filed in the office of the Secretary of State of Missouri under Document Number 667303; and

             WHEREAS, there have been heretofore duly executed and delivered two indentures between the Company and Mercantile Bank National Association, to-wit:

               (a) A supplemental indenture, hereinafter sometimes called the "Sixteenth Supple-mental Indenture," dated as of May 1, 1986, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-529 at Page 655 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7902 at Page 1138 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 573 at Page 2 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1080 at Page 1577 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 197 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 407 at Page 137 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 894 at Page 138 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 293 at Page 797 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 116 at Page 589 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 669 at Page 228 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 807 at Page 120 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 191, and in Deed Records, Vol. 348 at Page 69 and in the office of the Secretary of State of Texas under Document Number 131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1322775; and

               (b) A supplemental indenture, hereinafter sometimes called the "Seventeenth Supplemental Indenture," dated as of May 15, 1988, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-669 at Page 258 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8315 at Page 902 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 676 at Page 449 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1212 at Page 1948 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 396 at Page 1987 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 459 at Page 289 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 962 at Page 8 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 303 at Page 527 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 123 at Page 243 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 691 at Page 620 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 973 at Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 234, and in Deed Records, Vol. 369 at Page 386 and in the office of the Secretary of State of Texas under Document Number 86131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1596374 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590090; and

             WHEREAS, there have been heretofore duly executed and delivered five indentures between the Company and Mercantile Bank of St. Louis National Association, to-wit:

               (a) A supplemental indenture, hereinafter sometimes called the "Eighteenth Supple-mental Indenture," dated as of November 15, 1989, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 762M at Page 1126 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8646 at Page 2196 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 748 at Page 17 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1294 at Page 631 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 442 at Page 14 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 498 at Page 13 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1012 at Page 36 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 311 at Page 503 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 127 at Page 682 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 709 at Page 78 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1094 at Page 263 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 93 at Page 630 and in the office of the Secretary of State of Texas under Document Number 252980 and is filed in the office of the Secretary of State of Missouri under Document Number 1798065 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590091; and

               (b) A supplemental indenture, hereinafter sometimes called the "Nineteenth Supple-mental Indenture," dated as of May 15, 1991, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 848 at Page 716 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8983 at Page 1095 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 821 at Page 79 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1370 at Page 1846 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 483 at Page 1909 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 541 at Page 82 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1060 at Page 253 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 319 at Page 355 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 132 at Page 44 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 725 at Page 442 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1213 at Page 105, UCC Filing No. 135, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023021, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 96 at Page 96 and in Deed Records, Book 399 at Page 254, and in the office of the

Secretary of State of Texas under Document Number 088153 and is filed in the office of the Secretary of State of Missouri under Document Number 1999268 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590092; and

               (c) A supplemental indenture, hereinafter sometimes called the "Twentieth Supple-mental Indenture," dated as of November 1, 1992, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M945 at Page 1068 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9494 at Page 423 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 937 at Page 144 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1491 at Page 1289 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 543 at Page 2135 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 594 at Page 10 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1121 at Page 458 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 326 at Page 888 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 137 at Page 166 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 747 at Page 72 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 712 at Page 889 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1303 at Page 39, UCC Filing No. 296, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 056514, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 88 and in Deed Records, Book 409 at Page 589, and in the office of the Secretary of State of Texas under Document Number 212435 and is filed in the office of the Secretary of State of Missouri under Document Number 2188520 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590093; and

               (d) A supplemental indenture, hereinafter sometimes called the "Twenty-First Supplemental Indenture," dated as of May 1, 1993, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M982 at Page 0356 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9701 at Page 797 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 979 at Page 722 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1542 at Page 1449 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 567 at Page 2217 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 610 at Page 136 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1142 at Page 84 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 328 at Page 508 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 139 at Page 361 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 753 at Page 328 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 743 at Page 638 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1337 at Page 10, UCC Filing No. 109, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023874 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 804 and in Deed Records, Book 413 at Page 387, and in the office of the Secretary of State of Texas under Document No. 086970 and is filed in the office of the Secretary of State of Missouri under Document No. 2259648 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590094; and

               (e) A supplemental indenture, hereinafter sometimes called the "Twenty-Second Supplemental Indenture," dated as of November 15, 1995, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2604323; and

             WHEREAS, there have been heretofore duly executed and delivered three indentures between the Company and State Street Bank and Trust Company of Missouri, N.A., to-wit:

               (a) A supplemental indenture, hereinafter sometimes called the "Twenty-Third Supplemental Indenture," dated as of October 15, 1997, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2841222; and

               (b) A supplemental indenture, hereinafter sometimes called the "Twenty-Fourth Supplemental Indenture," dated as of June 1, 1999, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 3039096; and

               (c) A supplemental indenture, hereinafter sometimes called the "Twenty-Fifth Supplemental Indenture," dated as of September 15, 2000, which is filed in the office of the Secretary of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 4088953; and

             WHEREAS, the Company is the same corporation as is designated in the Original and First and Second Supplemental Indentures as The Laclede Gas Light Company, which was the Company's corporate name, but before the date of the Third Supplemental Indenture its corporate name was duly changed to, and now is, Laclede Gas Company; and

            WHEREAS, UMB Bank & Trust, n.a., the party of the second part to this Twenty-Sixth Supplemental Indenture, is the present Trustee under the Original Indenture, being the successor to State Street Bank and Trust Company of Missouri, N. A., which was the successor to Mercantile Bank of St. Louis National Association (from whom State Street Bank and Trust Company of Missouri, N.A., acquired certain corporate trust assets), which was the successor to Mercantile Bank National Association, which was the successor to Mercantile Trust Company National Association, which was the successor to Mercantile Trust Company (which in turn was the corporation resulting from a consolidation on August 31, 1951, to which Mississippi Valley Trust Company, the original Trustee, was a party); and

              WHEREAS, there are now outstanding under the Eighteenth Supplemental Indenture, First Mortgage Bonds of the 8 1/2% Series due November 15, 2004; under the Nineteenth Supplemental Indenture, First Mortgage Bonds of the 8 5/8% Series due May 15, 2006; under the Twentieth Supplemental Indenture, First Mortgage Bonds of the 7 1/2% Series due November 1, 2007; under the Twenty-First Supplemental Indenture, First Mortgage Bonds of the 6 1/4% Series due May 1, 2003; under the Twenty-Second Supplemental Indenture, First Mortgage Bonds of the 6 1/2% Series due November 15, 2010; under the Twenty-Third Supplemental Indenture, First Mortgage Bonds of the 6 1/2% Series due October 15, 2012; under the Twenty-Fourth Supplemental Indenture, First Mortgage Bonds of the 7% Series due June 1, 2029; and under the Twenty-Fifth Supplemental Indenture, First Mortgage Bonds of the 7.90% Series due September 15, 2030; but all bonds of the sixteen series provided for respectively by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Sixteenth and

Seventeenth Supplemental Indentures and the First Mortgage Bonds of the 3 1/2% Series issued under the Original Indenture have ceased to be outstanding; and

            WHEREAS, the Company desires to create a new series of bonds under the Mortgage to be designated as "First Mortgage Bonds, 6 5/8% Series due June 15, 2016" (hereinafter sometimes referred to as the "2016 Series"), for an aggregate principal amount of $50,000,000 to be issued as fully registered bonds without coupons, the definitive bonds (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee's certificate of authentication thereof to be substantially in the following forms, respectively:


                      (FORM OF FULLY REGISTERED BOND)
                           LACLEDE GAS COMPANY
                           FIRST MORTGAGE BOND,
 No.                  6 5/8% Series due June 15, 2016      $

            LACLEDE GAS COMPANY, a corporation of the State of Missouri (hereinafter called "the Company"), for value received hereby promises to pay to or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the registered owner hereof at the office or agency of the Company in the City
of St. Louis, State of Missouri,       Dollars on the 15th day of June, 2016
(or upon earlier redemption), by check or draft in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof by check or draft interest thereon from and including June 26, 2001 or from the 15th day of March, June, September or December next preceding the date of this bond to which date interest has been paid or duly provided for (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest payment date, then from such interest payment date), at the rate of . % per annum, in like coin or currency at either of said offices or agencies at the option of the registered owner hereof, on March 15, June 15, September 15 and December 15 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any March 15, June 15, September 15 or December 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the March 1, June 1, September 1 or December 1, as the case may be, next preceding such interest payment date, or, if such March 1, June 1, September 1 or December 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. Notwithstanding the foregoing, so long as the holder is The Depository Trust Company ("DTC") or a nominee thereof, such payments of principal and interest will be made in accordance with the Letter of Representations among DTC, the Company and UMB Bank & Trust, n.a. (hereinafter sometimes referred to as the "Trustee"). If a registered owner of an aggregate principal amount in excess of $100,000 of the bonds so requests, payments of principal and interest to that registered owner shall be made by electronic transfer to an account at a commercial bank or savings institution located in the continental United States designated in writing by such registered owner. Any such request must be made in writing to the Company and the Trustee at least 10 days in advance of such payment and must specify the name and address of the receiving bank, its ABA routing number, and the account name and number to receive the electronic transfer.

            This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6 5/8% Series due June 15, 2016 (hereinafter referred to as the "2016 Series"), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the "Original Indenture") dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which was succeeded by State Street Bank and Trust Company of Missouri, N.A., which in turn was succeeded by UMB Bank & Trust, n.a., as Trustee, and indentures supplemental thereto, including the supplemental indenture thereto dated as of June 15, 2001, said Mortgage and Deed of Trust as supplemented being herein called the "Mortgage," to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the bonds affected by such modification or alteration (including the bonds of the 2016 Series, if so affected), then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like percent of the principal amount of the bonds of the 2016 Series, if any interest payment on bonds of the 2016 Series is to be affected) may consent on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

            The bonds of the 2016 Series are redeemable, in whole or in part, upon the notice referred to below, and otherwise subject to the provisions of the Mortgage, prior to maturity: (i) through operation of the maintenance and improvement fund or pursuant to paragraph B of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption; or (ii) pursuant to Section 3.2 of the supplemental indenture dated as of June 15, 2001 to the Original Indenture at a redemption price equal to 100% of the principal amount of the bonds of the 2016 Series being redeemed plus accrued
                                 11
interest thereon to the date fixed for redemption without premium or penalty. Except as set forth above, the bonds of the 2016 Series are not redeemable prior to June 15, 2004.

             The notice of redemption of bonds of the 2016 Series shall be given by mailing a copy thereof to each registered owner, directed to his registered address not less than thirty nor more than ninety days prior to the date fixed for redemption, all as provided in, and subject to the applicable provisions of, the Mortgage.

            The principal hereof may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

            At the option of the registered owner, any bonds of the 2016 Series, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.

             This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

             No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

             Financial Guaranty Insurance Policy No.       (the "Policy")
with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy, and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee, and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

            This bond shall not become obligatory until UMB Bank & Trust, n.a., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

            IN WITNESS WHEREOF, LACLEDE GAS COMPANY has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated

                                              LACLEDE GAS COMPANY


                                              By _________________________
                                              President

ATTEST:

________________________________
Secretary

                    (FORM OF TRUSTEE'S CERTIFICATE)

             This bond is one of the bonds, of the Series herein designated, provided for in the within-mentioned Mortgage.


                                           UMB BANK & TRUST, N.A.
                                           Trustee
                                           By ___________________________
                                           Authorized Signatory

and

            WHEREAS, all conditions and requirements necessary to make this Twenty-Sixth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

            NOW, THEREFORE, THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE
WITNESSETH: That Laclede Gas Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage and of said bonds, hath granted, bargained and sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain and sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto UMB Bank & Trust, n.a., as Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:

              All several parcels of real estate more particularly described in the Original Indenture as Parcels Nos. 1 to 14 inclusive, and in the First Supplemental Indenture as Parcels (a) to (i) inclusive, and the Third Supplemental Indenture as Parcels II to VI inclusive, and in the Fourth Supplemental Indenture in paragraphs II to VII inclusive, beginning on page 13 and extending to page 15 thereof, and in the Fifth Supplemental Indenture in paragraphs II to X inclusive, beginning on page 14 and extending to page 17 thereof, and in the Sixth Supplemental Indenture in paragraphs II to XI inclusive, beginning on page 14 and extending to page 21 thereof, and in the Seventh Supplemental Indenture in paragraphs II to XIII inclusive, beginning on page 16 and extending to page 24 thereof, and in the Eighth Supplemental Indenture in paragraphs II to VIII inclusive, beginning on page 16 and extending to page 19 thereof, and in the Ninth Supplemental Indenture in paragraphs II and III, beginning on page 11 and extending to page 12 thereof, and in the Tenth Supplemental Indenture in paragraphs II to VI inclusive, beginning on page 11 and extending to page 13 thereof, and in the Eleventh Supplemental Indenture in paragraphs II and III, beginning on page 13 and extending to page 16 thereof, and in the Twelfth Supplemental Indenture on page 15 thereof, and in the Thirteenth Supplemental Indenture beginning on page 16 and extending to page 24 thereof, and in the Fifteenth Supplemental Indenture beginning on page 15 and extending to page 39 thereof, and in the Sixteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Seventeenth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Eighteenth Supplemental Indenture beginning on page 15 and extending to page 16 thereof, and in the Nineteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Twentieth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-First Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-Second Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Third Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fourth Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fifth Supplemental Indenture beginning on page 13 and extending to page 14 thereof; except any parcel or part of such real estate heretofore released from the lien of the Mortgage, or to which the Company and the Trustee have heretofore disclaimed any right, title, or interest.

            TOGETHER WITH all other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-Sixth Supplemental Indenture) all real estate, lands, leases, leaseholds (except the last day of the term of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all gas plants, gas containers, buildings and other structures and all offices, buildings and the contents thereof; all machinery, engines, boilers, gas machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, gas and mechanical appliances, conduits, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits;
                                 14
all lines for the distribution of gas for any purpose including pipes, conduits and all apparatus for use in connection therewith; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to;

            AND TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

            Provided that all property of the kinds which by the terms of the Original Indenture are expressly excepted from the lien and operation thereof is expressly excepted herefrom with the same effect and to the same extent as in the Original Indenture provided with respect to such property so expressly excepted;

            TO HAVE AND TO HOLD all such properties, real, personal, and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

            Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Mortgage specifically set forth; and

             Subject further, with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to excepted encumbrances as defined in Section 1.06 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property.

              IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and this Twenty-Sixth Supplemental Indenture set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Mortgage, or any of them, in accordance with the terms of the Mortgage without preference, priority or distinction as to lien of any of said bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Original Indenture set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of the

Mortgage, and that the lien and security of the Mortgage shall take effect from the date of execution and delivery of the Original Indenture as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

            And the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold the bonds of the 2016 Series, or any of such bonds, as follows:

                                ARTICLE I

                               DEFINITIONS

            SECTION 1.1. For all purposes of this Twenty-Sixth Supplemental Indenture, except as herein otherwise expressly provided or unless the context otherwise requires, the terms defined in Sections 1.2 to 1.34 hereof shall have the meanings specified in such Sections, and all other terms which are defined in the Original Indenture (including those defined by reference to the Trust Indenture Act of 1939, as amended, or the Securities Act of 1933, as amended) shall have the meanings assigned to them in the Original Indenture.

            SECTION 1.2. The term "the Trustee" shall mean the party of the second part hereto, UMB Bank & Trust, n.a., and, subject to the provisions of Article XVIII of the Original Indenture, shall also include its successors and assigns.

            SECTION 1.3. The term "Original Indenture" shall mean the indenture of mortgage and deed of trust dated as of February 1, 1945, hereinbefore referred to.

            SECTION 1.4. The term "First Supplemental Indenture" shall mean the supplemental indenture dated as of December 1, 1946, hereinbefore referred to.

            SECTION 1.5. The term "Second Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1948, hereinbefore referred to.

            SECTION 1.6. The term "Third Supplemental Indenture" shall mean the supplemental indenture dated as of April 1, 1951, hereinbefore referred to.

            SECTION 1.7. The term "Fourth Supplemental Indenture" shall mean the supplemental indenture dated as of December 1, 1954, hereinbefore referred to.

            SECTION 1.8. The term "Fifth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1957, hereinbefore referred to.

            SECTION 1.9. The term "Sixth Supplemental Indenture" shall mean the supplemental indenture dated as of July 1, 1960, hereinbefore referred to.

            SECTION 1.10. The term "Seventh Supplemental Indenture" shall mean the supplemental indenture dated as of June 1, 1964, hereinbefore referred to.

            SECTION 1.11. The term "Eighth Supplemental Indenture" shall mean the supplemental indenture dated as of April 15, 1966, hereinbefore referred to.

            SECTION 1.12. The term "Ninth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1968, hereinbefore referred to.

            SECTION 1.13. The term "Tenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1970, hereinbefore referred to.

            SECTION 1.14. The term "Eleventh Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1972, hereinbefore referred to.

            SECTION 1.15. The term "Twelfth Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 1974, hereinbefore referred to.

            SECTION 1.16. The term "Thirteenth Supplemental Indenture" shall mean the supplemental indenture dated as of June 1, 1975, hereinbefore referred to.

            SECTION 1.17. The term "Fourteenth Supplemental Indenture" shall mean the supplemental indenture dated as of October 26, 1976, hereinbefore referred to.

            SECTION 1.18. The term "Fifteenth Supplemental Indenture" shall mean the supplemental indenture dated as of July 15, 1979, hereinbefore referred to.

            SECTION 1.19. The term "Sixteenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1986, hereinbefore referred to.

            SECTION 1.20. The term "Seventeenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1988, hereinbefore referred to.

            SECTION 1.21. The term "Eighteenth Supplemental Indenture" shall mean the supplemental indenture dated as of November 15, 1989, hereinbefore referred to.

            SECTION 1.22. The term "Nineteenth Supplemental Indenture" shall mean the supplemental indenture dated as of May 15, 1991, hereinbefore referred to.

             SECTION 1.23. The term "Twentieth Supplemental Indenture" shall mean the supplemental indenture dated as of November 1, 1992, hereinbefore referred to.

             SECTION 1.24. The term "Twenty-First Supplemental Indenture" shall mean the supplemental indenture dated as of May 1, 1993, hereinbefore referred to.

             SECTION 1.25. The term "Twenty-Second Supplemental Indenture" shall mean the supplemental indenture dated as of November 15, 1995, hereinbefore referred to.

            SECTION 1.26. The term "Twenty-Third Supplemental Indenture" shall mean the supplemental indenture dated as of October 15, 1997, hereinbefore referred to.

            SECTION 1.27 The term "Twenty-Fourth Supplemental Indenture" shall mean the supplemental indenture dated as of June 11, 1999 hereinbefore referred to.

            SECTION 1.28 The term "Twenty-Fifth Supplemental Indenture" shall mean the supplemental indenture dated as of September 15, 2000 hereinbefore referred to.

            SECTION 1.29. The term "the Mortgage" shall mean the Original Indenture as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth and Twenty-Fifth Supplemental Indentures and hereby, or as the same may from time to time hereafter be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions of the Original Indenture.

             SECTION 1.30. The term "Insurance Trustee" means The Bank of New York, New York, New York, or any successor thereto, as the Insurance Trustee under the Policy.

             SECTION 1.31. The term "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

             SECTION 1.32. The term "Policy" means the financial guaranty insurance policy issued by the Insurer insuring the payments when due for principal of and interest on the First Mortgage Bonds, 6 5/8% Series due June 15, 2016, as provided therein.

             SECTION 1.33. The term "hereof," "hereunder," "hereto," "hereby," "hereinbefore," and the like, refer to this Twenty-Sixth Supplemental Indenture.

             SECTION 1.34. The term "2016 Series" shall mean the series of First Mortgage Bonds created by this Twenty-Sixth Supplemental Indenture, as in Section 2.1 hereof provided.



                                ARTICLE II
             CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
                     EXCHANGE OF THE 2016 SERIES OF BONDS

            SECTION 2.1. The Company hereby creates a new series of bonds which may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, and which shall be designated by the title "First Mortgage Bonds, 6 5/8% Series due June 15, 2016." The aggregate principal amount of bonds of the 2016 Series which may be executed by the Company and authenticated is limited to Fifty Million Dollars ($50,000,000), except bonds of such series authenticated and delivered pursuant to Section 2.4 or 2.6 hereof or Section
2.09 or Section 12.04 of the Original Indenture.

             SECTION 2.2. All bonds of the 2016 Series shall be dated as provided in Section 2.03 of the Original Indenture.

             SECTION 2.3. The bonds of the 2016 Series shall be issuable only as fully registered bonds without coupons, in the denomination of $1,000, and, at the option of the Company, in any multiple or multiples of $1,000, and such bonds, and the Trustee's certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Twenty-Sixth Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.

             SECTION 2.4. At the option of the registered owner, any bonds of the 2016 Series, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.

             SECTION 2.5. The bonds of the 2016 Series are transferable as prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.

             SECTION 2.6. Until bonds of the 2016 Series in definitive form are ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original Indenture. Such temporary bonds shall be substantially in the form of the definitive bonds of the 2016 Series, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.

              SECTION 2.7. The person in whose name any bond of the 2016 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date shall be March 1, June 1, September 1 or December 1, as the case may be, next preceding such interest payment date, or, if such March 1, June 1, September 1 or December 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

             SECTION 2.8. Anything in this Twenty-Sixth Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of bonds of the 2016 Series for a period of fifteen (15) days next preceding any selection of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any bond of the 2016 Series to be redeemed in part, the portion thereof not to be so redeemed.


                                ARTICLE III
                  REDEMPTION OF BONDS OF THE 2016 SERIES

             SECTION 3.1. Bonds of the 2016 Series shall be redeemable, in whole or in part, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption at any time before maturity by the application of cash deposited with the Trustee as the result of the operation of the Maintenance and Improvement Fund provided for in
Section 9.07 of the Original Indenture or in Section 4.1 hereof, or pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.

              SECTION 3.2. Bonds of the 2016 Series shall also be redeemable, at the option of the Company, in whole or in part at any time or from time to time on or after June 15, 2004, at a redemption price equal to 100% of the principal amount of the bonds of the 2016 Series being redeemed plus accrued interest thereon to the date fixed for redemption without premium or penalty.

            SECTION 3.3. Article XII of the Original Indenture is and shall be applicable to any redemption of bonds of the 2016 Series. The notice of intention to redeem provided for in Section 12.02 of the Original Indenture need not be published with respect to bonds of the 2016 Series but shall be given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty (30) nor more than ninety
(90) days prior to the date fixed for redemption.

                                ARTICLE IV
                    PARTICULAR COVENANTS OF THE COMPANY

             SECTION 4.1. So long as any bonds of the 2016 Series are outstanding, all covenants and provisions of Section 9.07 of the Original Indenture, which (under the terms of the Original Indenture and without regard to any provision of any supplemental indenture heretofore or hereafter executed) expired when all bonds of the 3 1/2% Series due 1965 ceased to be outstanding, shall continue in force and effect; provided, however, that the provisions of said Section 9.07 with reference to computing the Maintenance and Improvement Fund on the basis of 15% of the gross operating revenue of the Company (which had ceased to be applicable prior to the retirement of the 3 1/2% Series due 1965) shall remain inapplicable, and the provisions for such computation on the basis of 2 3/4% of the average amount of the gross property account of the Company shall continue to apply, so long as any bonds of the 2016 Series are outstanding.

            SECTION 4.2. So long as any of the bonds of the 2016 Series are outstanding, the Company will not (a) declare any dividends (other than dividends in common stock) on any common stock, or order the making of any distribution on any shares of common stock or to owners of common stock or
(b) purchase, redeem or otherwise acquire or retire for value any shares of common stock, if the aggregate net amount of such declarations, distributions so ordered, purchases, redemptions, acquisitions and retirements after September 30, 1953, would exceed the sum of (y) the Net Income Available for Common Stock for the period beginning October 1, 1953, and ending with the last day of the calendar quarter immediately preceding the calendar quarter in which such dividend is declared, distribution ordered, or purchase, redemption, acquisition or retirement made, plus (z) Eight Million Dollars ($8,000,000).

             The aggregate net amount of the declarations, distributions ordered, purchases, redemptions, acquisitions and retirements referred to in the first paragraph of this Section 4.2 shall be determined by deducting from the aggregate amount thereof the total amount of cash payments received by the Company after September 30, 1953, for any shares of common stock sold by the Company after September 30, 1953.

             Net Income Available for Common Stock, for the purpose of this
Section 4.2, for any period, means (1) the net income of the Company for such period computed according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles, less (2) an amount equal to the dividends accrued (whether or not declared or paid) during such period on any and all classes of stock having preference over the common stock as to assets or dividends.

             For the purposes of the last preceding paragraph of this
Section 4.2, the term "Public Service Commission of Missouri" shall also apply, and be deemed to refer, to any regulatory body which may (A) succeed said Commission with respect to jurisdiction over the accounting of the Company, or (B) supersede said Commission with respect to such jurisdiction, or (C) have such jurisdiction over phases of the Company's business or parts of its property over which said Commission shall not have jurisdiction.

            SECTION 4.3. So long as any bonds of the 2016 Series are outstanding, the Company shall not be entitled to have authenticated and delivered any bonds pursuant to Article VI, Article VII or Article VIII of the Original Indenture, except bonds which may be authenticated and delivered under Article VII of the Original Indenture, without the receipt by the Trustee of a net earnings certificate showing the net earnings to be as required by Section 6.05 of the Original Indenture, unless (in addition to all other requirements for the authentication and delivery of such bonds):

               (a) net earnings of the Company after provision for depreciation, depletion and amortization of property, for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional bonds are to be issued, shall have been not less than 2 1/4 times the amount of the total annual interest charges upon the funded debt of the Company to be outstanding immediately after the issue of such additional bonds; and

               (b) the Trustee shall have received a certificate made, signed and verified by the same persons (including an independent public accountant where required) as would be required if such certificate were a net earnings certificate under the Original Indenture, showing the net earnings of the Company to be as required by the foregoing clause (a) of this Section 4.3. Such certificate shall show the net earnings and total annual interest charges referred to in said clause (a).

             For the purposes of this Section 4.3, "funded debt" shall mean all indebtedness created or assumed by the Company maturing one year or more after the date of the creation or assumption thereof.

             For the purposes of this Section 4.3, net earnings of the Company after provision for depreciation, depletion and amortization of property shall mean the total operating revenue and other income (net) of the Company less operating expenses (including provision for depreciation, depletion and amortization of property) and less taxes (excluding income and excess profits taxes or other taxes which are imposed on or measured by income). In the determination of net earnings of the Company the following additional requirements shall be applicable:

               (i) No profits or losses from the sale or abandonment of capital assets or change in value of securities or other investments shall be taken into account in making such computations;

               (ii) In case the Company shall have sold any property for a consideration in excess of $5,000,000, within or after the particular period for which the calculation is made, then, in computing the net earnings of the Company so available, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer's certificate filed with the Trustee shall deem proper;

               (iii) In case the Company shall, within or after the particular period for which the calculation is made, have acquired (by purchase, merger, consolidation or otherwise) any property which within six months prior to the date of acquisition thereof by the Company has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, then in computing the net earnings of the Company so available for such purposes there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses of the property so acquired for the whole of such period to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer's certificate filed with the Trustee shall deem proper. The net earnings or net losses of such property for the period preceding such acquisition shall in such case be ascertained and computed as provided in this clause (iii) as if such acquired property had been owned by the Company during the whole of such period;

               (iv)  The "net earnings of property" referred to in clauses
(ii) and (iii) of this Section 4.3 shall mean the net earnings of such property computed in the manner provided in this definition for the computation of net earnings of the Company available for the pertinent purposes.

            All accounting determinations required by this Section 4.3 shall (except to the extent, if any, to which the preceding provisions of this Section 4.3 may conflict with this provision) be made according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles.

             For the purposes of this Section 4.3, the term "Public Service Commission of Missouri" shall be applicable as provided in Section 4.2 of this Article IV.

             SECTION 4.4. So long as any bonds of the 2016 Series are outstanding, in order that any interest payment on the bonds of the 2016 Series may be postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of bonds of the 2016 Series at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section
20.07 of the Original Indenture.



                                ARTICLE V
                        SPECIAL INSURANCE PROVISIONS

             SECTION 5.1. (a) Insofar as may be permitted by Article XX of the Original Indenture, any provision hereof expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

             (b) Unless otherwise provided in this Article, the Insurer's consent shall be required in addition to consent of the owners of the 2016 Series, when required, for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Mortgage, (ii) removal of the Trustee and selection and appointment of any successor trustee, and (iii) initiation or approval of any action that is not described in clause (i) or (ii) above but which requires consent of the owners of the bonds of the 2016 Series.

             (c) In the event of any reorganization or liquidation, the Insurer shall have the right to vote on behalf of all owners of the 2016 Series absent default by the Insurer under the applicable Policy insuring the 2016 Series.

             (d) Anything herein to the contrary notwithstanding, upon the occurrence and continuance of a completed default as defined in the Original Indenture, the Insurer shall be subrogated to such
                                 23
rights as the owners of the bonds of the 2016 Series may have to control and direct the enforcement of all rights and remedies granted to the owners of the 2016 Series or the Trustee for the benefit of the owners of the 2016 Series under the Mortgage, including, without limitation: (i) the right to accelerate the principal of the 2016 Series as described in Section 14.01 of the Original Indenture and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of any completed default; provided, however, that the obligations of the Trustee to comply with any such direction shall be subject to the Insurer's compliance with the conditions set forth in Sections 14.01 and 14.05 of the Original Indenture (as if references in those Sections to owners were references to the Insurer) and the protections provided to the Trustee by
Section 315(d)(3) of the Trust Indenture Act shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to owners were references to the Insurer).

             SECTION 5.2. While the Policy is in effect, the Company or the Trustee shall furnish to the Insurer (to the attention of the Surveillance Department, unless otherwise indicated):

             (a) as soon as practicable after the filing thereof with the Securities and Exchange Commission and if not available at the Company's website at www.lacledegas.com (or such other website of the Company as shall be designated by the Company to the Insurer), a copy of any financial statement of the Company and a copy of any audited annual report of the Company;

             (b) such additional information as the Insurer may reasonably request;

             (c) a copy of any notice to be given to the registered owners of the 2016 Series including, without limitation, notice of any redemption of or defeasance of the 2016 Series, and any certificate rendered pursuant to this Supplemental Indenture relating to the security for the 2016 Series.

and to the attention of the General Counsel's Office:

             (1) notice of any failure of the Company to provide relevant notices or certificates relative to the 2016 Series;

             (2) notwithstanding any other provision herein, notice if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any completed default under the Mortgage.

             SECTION 5.3. The Insurer may discuss the affairs, finances and accounts of the Company or any information the Insurer may reasonably request regarding the security for the 2016 Series with appropriate officers of the Company and may have access to and to make copies of all books and records relating to the 2016 Series; provided, however, that neither the Insurer nor its employees or agents shall directly or indirectly disclose to any third party or use any such information, books or records for any purpose other than determining the security of the 2016 Series.

             SECTION 5.4. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the 2016 Series shall be paid by the Insurer pursuant to the Policy, the bonds of the 2016 Series shall remain outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Mortgage and all covenants, agreements and other obligations of the Company to the registered owners of the 2016 Series shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners.

             SECTION 5.5. As long as the Policy shall be in full force and effect, the Company and the Trustee agree to comply with the following provisions:

             (a) On all interest payment dates the Trustee will determine whether there are sufficient funds to pay the principal of or interest on the 2016 Series on such Interest Payment Date. If the Trustee determines that there are insufficient funds, the Trustee shall so notify the Insurer. Such notice shall specify the amount of the deficiency, the bonds of the 2016 Series to which such deficiency is applicable and whether such bonds are deficient as to principal or interest, or both. The Insurer will make payments of principal or interest due on the 2016 Series on or before the first
                     (1st) day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee.

            (b) The Trustee shall, after giving notice to the Insurer as provided in clause (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books for the 2016 Series of the Company maintained by the Trustee, and all records maintained hereunder.

            (c) The Trustee shall provide the Insurer and the Insurance Trustee with a list of registered owners of the 2016 Series entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of the 2016 Series entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon the 2016 Series surrendered to the Insurance Trustee by the registered owners of the 2016 Series entitled to receive full or partial principal payments from the Insurer.

            (d) The Trustee shall, at the time it provides notice to the Insurer pursuant to clause (a) above, notify registered owners of the 2016 Series entitled to receive the payment of principal or interest thereon from the Insurer, (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of owner entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right
                                 25
                     to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their bonds of the 2016 Series (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such bonds to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their bonds for payment thereon first to the Trustee, who shall note on such bonds the portions of the principal paid by the Trustee, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

            (e) In the event that the Trustee has notice that any payment of principal of or interest on a bond of the 2016 Series which has become Due for Payment (as defined in the Policy) and which is made to an owner of any of the bonds of the 2016 Series by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Court by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the 2016 Series which have been made by the Trustee and subsequently recovered from registered owners and the dates on which such payments were made.

            (f) In addition to those rights granted the Insurer hereunder, the Insurer shall, to the extent it makes payment of principal of or interest on the 2016 Series, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Company, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of the 2016 Series by the registered owners thereof together with proof of the payment of principal thereof.


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
            SECTION 5.6. The Insurer shall receive prior written notice of any Trustee resignation. Notwithstanding any other provision hereof in determining whether the rights of the owners of the 2016 Series will be adversely affected by any action taken pursuant to the terms and provisions hereof, the Trustee shall consider the effect on the owners if there were no Policy.

            SECTION 5.7. To the extent that this Supplemental Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason hereof, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

             Nothing herein expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Insurer and the registered owners of the 2016 Series, any right, remedy or claim under or by reason hereof or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements herein by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Insurer and the registered owners of the 2016 Series.


                           ARTICLE VI

                         MISCELLANEOUS

            SECTION 6.1. In any case where the date of maturity of interest on or principal of bonds of the 2016 Series or the date fixed for redemption of any such bonds shall be in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest or principal need not be made on such date, but may be made on the next succeeding date not in The City of New York, or in the City of St. Louis, a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

             SECTION 6.2. If and to the extent that any provision hereof, or any other provision of the Mortgage, limits, qualifies, or conflicts with another provision included in the Mortgage which is required to be included in the Mortgage by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c) thereof, such required provisions shall control.

              SECTION 6.3. The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Twenty-Sixth Supplemental Indenture set forth.

              SECTION 6.4. This Twenty-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof.

              SECTION 6.5. This Twenty-Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts shall together constitute but one and the same instrument.
                                 27

             SECTION 6.6. Although this Twenty-Sixth Supplemental Indenture is dated, for convenience and for purposes of reference, as of June 15, 2001, the actual dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

             IN WITNESS WHEREOF, Laclede Gas Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary, for and in its behalf; and UMB Bank & Trust, n.a., Trustee, party of the second part, in token of its acceptance of the trust hereby created, has caused its name to be hereunto affixed and this instrument to be signed and sealed by a Vice President, and its seal to be attested by its Assistant Secretary.


                                                  LACLEDE GAS COMPANY


                                                  By  /s/ D. H. Yaeger
                                                      President

ATTEST:

/s/ Mary C. Kullman
Secretary
(SEAL)


                                                  UMB BANK & TRUST, N.A.

                                                    Trustee

                                                  By  /s/ B. P. Krippner
                                                      Vice President
ATTEST:

/s/ R. Clasquin
Assistant Secretary
(SEAL)

State of Missouri   )
                    )  ss.
City of St. Louis   )

           On this 21st day of June, 2001 before me appeared D. H. Yaeger, to me personally known, who, being by me duly sworn did say that he is the President of Laclede Gas Company, the corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said D. H. Yaeger acknowledged said instrument to be the free act and deed of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

           My commission expires  June 11, 2004.


                                            /s/ Adele M. Follmer

                                            Notary Public
                                            State of Missouri
                                            (SEAL)

State of Missouri   )
                    )  ss.
City of St. Louis   )

            On this 22nd day of June, 2001 before me appeared Brian P. Krippner to me personally known, who, being by me duly sworn did say that
(s)he is a Vice President of UMB Bank & Trust, n.a., the national banking association described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its board of directors, and said Brian P. Krippner acknowledged said instrument to be the free act and deed of said association.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

            My commission expires  June 11, 2004.


                                                 /s/ Adele M. Follmer

                                                 Notary Public
                                                 State of Missouri
                                                 (SEAL)
































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